UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On March 26, 2008, Chesapeake Energy Corporation (the “Company”) issued a press release announcing the offering of 20 million shares of Common Stock.  The press release is attached hereto as Exhibit 99.1.

On March 27, 2008, the Company issued a press release announcing the pricing of such offering of 20 million shares of Common Stock.  The press release is attached hereto as Exhibit 99.2.

Section 8 – Other Events

Item 8.01 Other Events.

On March 27, 2008, the Company entered into an Underwriting Agreement with Deutsche Bank Securities, Banc of America Securities LLC and Lehman Brothers as representatives of the several underwriters, to issue and sell to the underwriters 20 million shares of its Common Stock.  The Underwriting Agreement also provides the underwriters with a 30-day option to purchase a maximum of 3 million additional shares of Common Stock.  A copy of this agreement is filed herewith as Exhibit 99.3.

An opinion by Commercial Law Group, P.C. related to our registration statement on Form S-3 (Registration No. 333-130196) and the offering is also attached hereto as Exhibit 5.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated March 26, 2008

99.2	Chesapeake Energy Corporation press release dated March 27, 2008

99.3
Underwriting Agreement dated as of March 27, 2008 by and among Chesapeake Energy Corporation and Deutsche Bank Securities, Banc of America Securities LLC and Lehman Brothers, as representatives of the several underwriters

5.1	Opinion Letter of Commercial Law Group, P.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Date:                       April 1, 2008

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated March 26, 2008

99.2	Chesapeake Energy Corporation press release dated March 27, 2008

99.3
Underwriting Agreement dated as of March 27, 2008 by and among Chesapeake Energy Corporation and Deutsche Bank Securities, Banc of America Securities LLC and Lehman Brothers, as representatives of the several underwriters

5.1	Opinion Letter of Commercial Law Group, P.C.